Exhibit 23.3






            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


I consent to the inclusion in this registration statement on Form SB-2 of my report dated March 5, 2004 on my audit of the consolidated financial statements of Heinz Corporation. I also consent to the reference to my Firm under the caption "Experts."



/s/ Michael N. Fitzgerald Ph.D.
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    Michael N. Fitzgerald
    Fenton, Missouri
    August 16, 2004